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                                                                      EXHIBIT 21

SUBSIDIARIES

The companies listed below are the significant subsidiaries of the Company.

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                                                          ORGANIZED UNDER
NAME OF COMPANY                                               LAWS OF
---------------                                           ----------------
DOMESTIC
Interocean Advertising Corporation of Illinois             Illinois
Zenith Distributing Corporation of Illinois                Illinois
Zenith Electronics Corporation of Arizona                  Arizona
Zenith Electronics Corporation of Pennsylvania             Pennsylvania
Zenith Electronics Corporation of Texas                    Texas
Zenith/Inteq, Inc.                                         Delaware
Zenith Video Tech Corporation                              Delaware
Zenith Video Tech Corporation -- Florida                   Delaware

INTERNATIONAL
Zenith Radio Canada, Ltd.                                  Canada
Zenith Taiwan Corporation                                  Taiwan
Zenith Electronics (Ireland), Ltd.                         Ireland
Zenith Electronics (Europe), Ltd.                          United Kingdom
Cableproductos de Chihuahua, S.A. de C.V.                  Mexico
Zenith Partes De Matamoras, S.A. de C.V.                   Mexico
Productos Magneticos de Chihuahua, S.A. de C.V.            Mexico
Partes de Television de Reynosa, S.A. de C.V               Mexico
Telson, S.A. de D.V.                                       Mexico
Zenco de Chihuahua, S.A. de C.V.                           Mexico
Radio Componentes de Mexico, S.A. de C.V.                  Mexico
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